As filed with the Securities and Exchange Commission on July 24, 2000

                                                     Registration No. 333-38035

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                PROPHET 21, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-2746447
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               19 West College Avenue, Yardley, Pennsylvania 19067
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 1993 Stock Plan
                        1997 Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                              Charles L. Boyle, III
                      President and Chief Executive Officer
                                Prophet 21, Inc.
               19 West College Avenue, Yardley, Pennsylvania 19067
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (215) 493-8900
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                              David J. Sorin, Esq.
                             David S. Matlin, Esq.
                   Buchanan Ingersoll Professional Corporation
                              650 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

                                EXPLANATORY NOTE

     The reoffer prospectus which is filed as a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-38035), as amended (the "Registration Statement"), has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of certain shares of our common stock defined as "control securities" under Instruction C to Form S-8 acquired by "affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to the exercise of options under the Registrant's 1993 Stock Plan, as amended, and 1997 Employee Stock Purchase Plan (collectively, the "Plans").

     The Registration Statement relating to the Plans was filed with the Securities and Exchange Commission on October 16, 1997 and is effective as of the date hereof.



                                      (ii)

                                   PROSPECTUS
                   S-3 Reoffer Prospectus dated July 24, 2000

                                PROPHET 21, INC.
               19 West College Avenue, Yardley, Pennsylvania 19067

                        1,000,000 SHARES OF COMMON STOCK
      ISSUED UNDER OR ISSUABLE PURSUANT TO OPTIONS TO BE GRANTED UNDER THE
                           1993 STOCK PLAN, AS AMENDED

                         100,000 SHARES OF COMMON STOCK
      ISSUED UNDER OR ISSUABLE PURSUANT TO OPTIONS TO BE GRANTED UNDER THE
                        1997 EMPLOYEE STOCK PURCHASE PLAN

     Certain selling stockholders, may offer and sell, from time to time, up to 1,100,000 shares of our common stock (the "Shares"). These are Shares which have been or may be acquired upon the exercise of stock options granted pursuant to our 1993 Stock Plan, as amended, and 1997-Employee Director Stock Option Plan (collectively, the "Plans"). Options or shares of common stock may be issued under the Plans in amounts and to persons not presently known by us. Once the amounts and names are known, such persons, their holdings of common stock and certain other information may be included in a subsequent version of this prospectus. We will receive no proceeds from the sale by the selling stockholders of the shares of common stock.

     Our common stock is listed on the Nasdaq National Market under the symbol "PXXI". The last reported sale price of the common stock on July 20, 2000 on the Nasdaq National Market was $16.69 per share.

                    ----------------------------------------

     INVESTING IN THE SHARES OF COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                    ----------------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.
           Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is July 24, 2000.

                                PROPHET 21, INC.



                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

About Prophet 21 ......................................................     3

Where You Can Find More Information ...................................     4

Risk Factors...........................................................     5

Use of Proceeds........................................................     10

Selling stockholders...................................................     10

Plan of Distribution...................................................     11

Legal Matters..........................................................     11

Experts................................................................     11

Indemnification of Directors and Officers..............................     12

Securities and Exchange Commission Position on Indemnification
  for Securities Act Liabilities.......................................     13

                                ABOUT PROPHET 21

     We provide innovative software solutions for the changing business demands of distribution-centric operations within the business to business community. We develop, market and support a complete suite of distribution-centric enterprise applications for either Windows NT or Windows 2000, UNIX or AS/400 environments for order fulfillment, inventory management, purchasing, financials and electronic commerce.

     We also provide industry-specific, distribution-centric enterprise solutions for select markets including industrial, automotive, aerospace and defense, electrical supply, electronics, dental and medical, tile, plumbing and HVAC.

     We are a holding company incorporated in Delaware in December 1993. Our principal operations are conducted through our indirect wholly-owned subsidiary, Prophet 21 (New Jersey), Inc., a New Jersey corporation incorporated in 1967 under the name Programmed Control Corporation. Our principal executive offices are located at 19 West College Avenue, Yardley, Pennsylvania 19067 and our telephone number is (215) 493-8900. Additional information about us may be obtained at our website at http://www.p21.com. The information contained at our website is not incorporated into and does not constitute part of this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in or specifically incorporated by referenced into this prospectus.

     All references to "we, "us," "our," or Prophet 21 in this prospectus means Prophet 21, Inc. and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document the Company files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all the shares registered hereunder.

1.   Annual Report on Form 10-K for the year ended June 30, 1999;

2. Quarterly Report on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

3. Current Report on Form 8-K dated and filed with the SEC on February 8, 2000 as amended by Form 8-K/A dated and filed with the SEC on February 25, 2000; and

4. The description of our common stock, $.01 par value, which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, in the form declared effective by the SEC on March 10, 1994, including any subsequent amendments or reports filed for the purpose of updating such description.

     We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated herein by reference. Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be made to:

                        Thomas M. Giuliani, Chief Financial Officer
                        Prophet 21, Inc.
                        19 West College Avenue
                        Yardley, PA 19067
                        (215) 493-8900

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. Neither Prophet 21 nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                  RISK FACTORS

     SOME INFORMATION CONTAINED IN THIS PROSPECTUS MAY CONTAIN "FORWARD-LOOKING STATEMENTS." SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVE," "ANTICIPATE" AND "EXPECT." THESE STATEMENTS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OR STATE OTHER "FORWARD-LOOKING" INFORMATION. THE FACTORS DISCUSSED BELOW COULD CAUSE ACTUAL RESULTS AND DEVELOPMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH STATEMENTS. YOU SHOULD CONSIDER THESE RISK FACTORS CAREFULLY TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARES OF OUR COMMON STOCK.

WE DEPEND ON OUR PRINCIPAL TECHNOLOGY AND PRODUCT LINE

     Our revenue is derived principally from sales of our software and related maintenance and support services. Our dependence on our principal technology and limited product line makes us more vulnerable to technological, marketing and other competitive factors than companies with more diversified technologies or product lines. The loss of market acceptance as a result of competitive pressure or other factors would have a material adverse effect on the Company's results of operations.

WE DEPEND ON THIRD PARTY VENDORS FOR OUR HARDWARE COMPONENTS

     We rely on third-party vendors to develop, manufacture and supply all of the hardware components of our software solutions. In certain instances, despite the availability of multiple sources, we elect to buy certain parts from a single source to maintain quality control or to develop a strategic relationship with a supplier. We have not entered into any long-term supply contracts with our vendors. We purchase components and parts on a purchase order basis. As a result, we have no assurance that parts will be available as required, or that prices of such parts will not increase. In addition, certain components of Prophet 21 Acclaim, including IBM RS/6000 computers and Progress software, are available only from a single source.

     IBM has granted us a non-exclusive right to purchase and license certain hardware products from them, including IBM RS/6000 computers, for remarketing by us in the United States. Although the agreement contains no minimum purchase requirements, the volume of systems purchased by us affects the percentage discount received by us. The volume of systems purchased by us may also be a factor considered by IBM in connection with our continued authorization as an IBM industry remarketer. The agreement is subject to annual renewal and may be terminated by IBM with or without cause on three-months written notice.

WE MAY NOT BE ABLE TO KEEP PACE WITH ANTICIPATED RAPID TECHNOLOGICAL CHANGE

     Our success depends in part on our ability to develop solutions that keep pace with:

     o  changing needs in the distribution industry;

     o  evolving industry standards; and

     o  changing customer objectives and preferences.

     We will also need to enhance our current products and to introduce new products that keep pace with technological and market changes. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis. Even if these developments are addressed, we may not be successful in the marketplace. In addition, competitor's products or technologies may make our existing products or products under development less competitive, obsolete or unmarketable.

WE HAVE EXPERIENCED VARIABILITY OF OUR QUARTERLY OPERATING RESULTS WHICH WE EXPECT WILL CONTINUE

     In the past, our operating results have varied from quarter to quarter. We expect our quarterly operating results to vary in the future. Due to the relatively fixed nature of certain of our costs, including personnel and facilities costs, a decline in revenue in any fiscal quarter would result in lower profitability in that quarter. Our quarterly operating results are influenced by:

     o  the timing of orders;

     o delays of shipment to customers due to delays in delivery of hardware components by our vendors;

     o  delays in new software releases;

     o  new service introductions by us or our competitors;

     o  levels of market acceptance for our services; and

     o  our hiring of additional staff.

     We believe, therefore, that past operating results and period-to-period comparisons should not be relied upon as an indication of future performance.

OUR INTELLECTUAL PROPERTY RIGHTS MAY BE INSUFFICIENT

     Our future success is dependent, in part, upon our ability to protect our proprietary software technology. In order to protect our proprietary rights, we:

     o  rely  upon   trade   secrets,   nondisclosure   and  other   contractual
        arrangements;

     o  rely on copyright and trademark laws; and

     o enter into confidentiality agreements with employees, consultants and customers.

     There can be no assurance that the steps we take will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use of and take appropriate steps to enforce our intellectual property rights.

     We believe that our trademarks, service marks, services, methodology and development tools do not infringe on the intellectual property rights of others. There can be no assurance, however, that such a claim will not be asserted against us in the future, or that if asserted, any such claim will be successfully defended. If we are not successful in defending such claim, we may be precluded from using certain marks or technologies or may incur royalty or licensing expenses.

THERE IS INTENSE COMPETITION FOR BUSINESS MANAGEMENT AUTOMATION SYSTEMS FOR THE DISTRIBUTION INDUSTRY

     The market for business management automation systems for the distribution industry is highly competitive. We believe that we compete with approximately 30 direct competitors including Nxtrend, Prelude, Eclipse Trade Services and Software Solutions. Certain of our competitors have significantly greater financial, technical, marketing and sales resources. Additionally, we have faced, and expect to continue to face, additional competition from new entrants into our markets.

     We believe that the principal competitive factors in the distributor and wholesaler automation industry include:

     o  product features;

     o  technical capabilities;

     o  system price/performance;

     o  vendor and product reputation;

     o  financial stability;

     o  customer service and support; and

     o  timeliness of product modifications and enhancements.

     Although we believe that we have certain technical and other advantages over may of our competitors, there is no assurance that we will be able to continue to compete successfully with existing or new competitors.

OUR SUCCESS IS DEPENDENT UPON OUR KEY MANAGEMENT AND QUALIFIED PERSONNEL

     We believe that our success now and in the future will depend largely on the continued services of our key executive officers. None of our executive officers is bound by an employment agreement. The departure of one or more of such key personnel may have a material adverse effect on our business.

     Additionally, we must be able to attract and retain qualified managerial, technical and sales and marketing personnel. Competition for such qualified personnel is intense. Our results of operations could be adversely affected if we are not successful in attracting, hiring, assimilating and training such personnel.

OUR FOUNDERS OWN A SIGNIFICANT PORTION OF OUR OUTSTANDING COMMON STOCK AND ARE ABLE TO INFLUENCE CORPORATE MATTERS

     The founders of Prophet 21, John E. Meggitt,  Ph.D., and his wife,  Dorothy
M. Meggitt, together beneficially own approximately 59.2% of the outstanding shares of our common stock. As a result, these stockholders, acting together, are able to influence significant control of matters requiring approval by our stockholders, including the election of directors. Such a concentration of ownership may have the effect of delaying or preventing a change in control of Prophet 21, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

SHARES ELIGIBLE FOR FUTURE SALE COULD AFFECT OUR STOCK PRICE

     Future sales of common stock in the public market following this offering, or the perception that such sales could occur, may adversely affect the market price of the common stock. As of July 20, 2000, we had an aggregate of 3,721,377 shares of Common Stock issued and outstanding. Upon completion of this offering, an aggregate of 2,251,265 shares, including 734,012 shares issuable upon the exercise of stock options, will be freely tradable by persons other than our "affiliates" without restriction. In addition, an aggregate of 2,204,124 shares held by our founders may be sold pursuant to the provisions of Rule 144 (subject to volume limitations) under the Securities Act.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK

     Anti-takeover provisions of Delaware law, our certificate of incorporation and our by-laws could make it more difficult for a third party to acquire control of us, even if such change would be beneficial to our stockholders. As a Delaware corporation, we are subject to the Delaware anti-takeover statute contained in section 203 of the Delaware General Corporation Law. Subject to certain exceptions, section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder. Our certificate of incorporation provides that our board of directors may issue preferred stock with superior rights and preferences without common stockholder approval. The issuance of preferred stock could have the effect of delaying, deterring or preventing a change in control. In addition, in connection with the issuance of our preferred stock, the rights of our common stockholders may be limited in certain instances with respect to divided rights, rights on liquidation, winding up and dissolution and certain other matters submitted to a vote of our common stockholders.

POTENTIAL VOLATILITY OF OUR STOCK PRICE

     The market price of the shares of our common stock has been, and in the future may be, highly volatile. Some factors that may affect the market price include:

     o  actual or anticipated fluctuations in our operating results;

     o announcements of technological innovations or new commercial products or services by us or our competitors;

     o market conditions in the computer software and hardware industries and distribution industries generally;

     o changes in recommendations or earnings estimates by securities analysts; and

     o  actual or anticipated quarterly fluctuations in financial results.

     Furthermore, the stock market has experienced volatility which sometimes has been unrelated to the operating performances of companies. Volatility in the market price of our common stock could result in securities class action litigation. This type of litigation, regardless of the outcome, could result in substantial cost and a diversion of management's attention and resources.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS ON OUR COMMON STOCK

     We have never paid, and do not anticipate paying any dividends on our common stock in the foreseeable future.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares covered by this prospectus. While we will receive sums upon any exercise of options by the selling stockholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure that any of such options will be exercised.

                              SELLING STOCKHOLDERS

     The following table sets forth: (i) the name and position of each selling stockholder, whose name is known as of the date of the filing of the registration statement of which this prospectus forms a part, under the Plans who may sell common stock pursuant to this prospectus; (ii) the number of shares of common stock owned (or subject to option) by each selling stockholder as of the date of this prospectus; (iii) the number of shares of common stock which may be offered and are being registered for the account of each selling stockholder by this prospectus (all of which may be acquired by the selling stockholders pursuant to the exercise of options); and (iv) the amount and percentage of common stock to be owned by each such selling stockholder if such selling stockholder were to sell all of the shares of common stock covered by this prospectus. There can be no assurance that any of the selling stockholders will offer for sale or sell any or all of the Shares offered by them pursuant to this prospectus. Options or shares of common stock may be issued under the Plans in amounts and to persons not presently known by us; when known, such persons, their holdings of common stock and certain other information may be included in a subsequent version of this prospectus

                         Number of Shares of
                         Common Stock both
                         directly held or subject      Number of Shares       Number of Shares of
                         to option prior to            of Common Stock        Common Stock Owned
Name and Position        Offering/Percentage (1)       to be Offered          After Offering/Percentage (2)
-----------------        -----------------------       -------------          -----------------------------
Charles L. Boyle, III,
  President and Chief
  Executive Officer(3)          235,929/6.3               229,000                      6,929/*
Thomas M. Giuliani,
  Chief Financial                62,573/1.7                61,000                      1,573/*
  Officer(4)
Louis J. Cissone,                 6,000/*                   5,500                        500/*
  Director(5)
Mark A. Timmerman,                7,500/*                   5,500                      2,000/*
  Director(6)

--------------------

*     Less than one percent.

(1) For purposes of this table, the number of shares of Common Stock owned prior to this offering includes all shares of Common Stock which would be owned if all options granted under the Plans were exercised.

(2) Applicable percentage of ownership is based on 3,721,377 shares of Common Stock outstanding on July 20, 2000.

(3) Includes 6,929 shares of Common Stock owned of record and 229,000 shares of Common Stock subject to options.

(4) Includes 1,573 shares of Common Stock owned of record and 61,000 shares of Common Stock subject to options.

(5) Includes 500 shares of Common Stock owned of record and 5,500 shares of Common Stock subject to options.

(6) Includes 2,000 shares of Common Stock owned of record and 5,500 shares of Common Stock subject to options.

                              PLAN OF DISTRIBUTION

     The selling stockholders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time by the selling stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following:
(i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. The expenses of preparing this prospectus and the related Registration Statement with the Commission will be paid by us. Shares of Common Stock covered by this prospectus also may qualify to be sold pursuant to Rule 144 (subject to the holding periods thereunder) under the Securities Act, rather than pursuant to this prospectus. The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5 and Regulation M thereunder.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey.

                                     EXPERTS

     The consolidated financial statements and schedules for fiscal years ended June 30, 1999, 1998 and 1997 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article IX of Prophet 21's By-laws specifies that Prophet 21 shall indemnify its directors, officers, employees and agents because he or she was or is a director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another entity to the full extent that such right of indemnity is permitted by the laws of the State of Delaware. This provision of the By-laws is deemed to be a contract between Prophet 21 and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     Prophet 21 has executed indemnification agreements with each of its officers and directors pursuant to which Prophet 21 has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of Prophet 21.

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This Section also will have no effect on claims arising under the federal securities laws. Prophet 21's Certificate of Incorporation limits the liability of its directors as authorized by Section 102(b)(7).

     Prophet 21 has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of Prophet 21 (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Prophet 21 pursuant to the foregoing provisions, or otherwise, Prophet 21 has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yardley, Commonwealth of Pennsylvania, on this 24th day of July, 2000.

                                    PROPHET 21, INC.

                                    By:  /s/ Charles L. Boyle, III
                                         -------------------------
                                          President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Charles L. Boyle, III and Thomas M. Giuliani, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                          TITLE                        DATE
        ---------                          -----                        ----
/s/ Charles L. Boyle, III  President and Chief Executive Officer   July 24, 2000
--------------------------
Charles L. Boyle, III      and Director (Principal Executive
                           Officer)

/s/ Thomas M. Giuliani     Chief Financial Officer and Treasurer   July 24, 2000
--------------------------
Thomas M. Giuliani         (Principal Financial and Accounting
                           Officer)

/s/ John E. Meggitt, Ph.D. Chairman of the Board and Director      July 24, 2000
--------------------------
John E. Meggitt, Ph.D.

/s/ Dorothy M. Meggitt     Secretary and Director                  July 24, 2000
--------------------------
Dorothy M. Meggitt

/s/ Louis J. Cissone       Director                                July 24, 2000
--------------------------
Louis J. Cissone

/s/ Mark A. Timmerman      Director                                July 24, 2000
--------------------------
Mark A. Timmerman

                                  EXHIBIT INDEX

   Exhibit
   Number                              Description
   ------                              -----------

     5         Opinion of Buchanan Ingersoll Professional Corporation.

    23.1       Consent of PricewaterhouseCoopers LLP.

    23.2       Consent of Buchanan Ingersoll Professional Corporation

               (contained in the opinion filed as Exhibit 5).

    24         Power of Attorney (included on signature page).